                                   EXHIBIT 4.3

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                            IGEN INTERNATIONAL, INC.



                                   $30,000,000



                      8.50% Senior Secured Notes due 2006







                             NOTE PURCHASE AGREEMENT




                           Dated as of March 22, 1999


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


                                TABLE OF CONTENTS


SECTION                                                                     PAGE
-------                                                                     ----
1.  AUTHORIZATION OF NOTES....................................................1
2.  SALE AND PURCHASE OF NOTES................................................1
3.  CLOSING...................................................................2
4.  CONDITIONS TO CLOSING.....................................................2
    4.1.  Representations and Warranties......................................2
    4.2.  Performance; No Default.............................................2
    4.3.  Compliance Certificates.............................................2
    4.4.  Opinions of Counsel.................................................3
    4.5.  Purchase Permitted By Applicable Law, etc...........................3
    4.6.  Sale of Other Notes.................................................3
    4.7.  Payment of Special Counsel Fees and Other Fees......................3
    4.8.  Private Placement Number............................................4
    4.9.  Changes in Corporate Structure......................................4
    4.10. Financing Documents; Security Interests.............................4
    4.11. Lien Searches.......................................................4
    4.12. License Agreement...................................................4
    4.13. BMG Payment Letter..................................................4
    4.14. Proceedings and Documents...........................................4
5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................5
    5.1.  Organization; Power and Authority...................................5
    5.2.  Authorization, etc..................................................5
    5.3.  Disclosure..........................................................5
    5.4.  Organization and Ownership of Shares of Subsidiaries; Affiliates....6
    5.5.  Financial Statements................................................6
    5.6.  Compliance with Laws, Other Instruments, etc........................7
    5.7.  Governmental Authorizations, etc....................................7
    5.8.  Litigation; Observance of Agreements, Statutes and Orders...........7
    5.9.  Taxes...............................................................7
    5.10. Title to Property; Leases...........................................8
    5.11. Licenses, Permits, etc..............................................8
    5.12. Compliance with ERISA...............................................8
    5.13. Private Offering by the Company.....................................9
    5.14. Use of Proceeds; Margin Regulations................................10
    5.15. Existing Indebtedness; Future Liens................................10
    5.16. Foreign Assets Control Regulations, etc............................10
    5.17. Status under Certain Statutes......................................10
    5.18. Environmental Matters..............................................11
    5.19. Ownership; Security Documents......................................11
    5.20. License Agreement..................................................12
    5.21. Chief Executive Office.............................................12


    5.22. Year 2000..........................................................12
6.  REPRESENTATIONS OF THE PURCHASER.........................................12
    6.1.  Purchase for Investment............................................12
    6.2.  Source of Funds....................................................12
7.  INFORMATION AS TO COMPANY................................................14
    7.1.  Financial and Business Information.................................14
    7.2.  Officer's Certificate..............................................16
    7.3.  Inspection.........................................................17
8.  PAYMENT OF THE NOTES.....................................................17
    8.1.  Required Payments..................................................17
    8.2.  Optional Prepayments with Make-Whole Amount........................18
    8.3.  Allocation of Partial Prepayments..................................18
    8.4.  Maturity; Surrender, etc...........................................18
    8.5.  Purchase of Notes..................................................19
    8.6.  Make-Whole Amount..................................................19
9.  AFFIRMATIVE COVENANTS....................................................20
    9.1.  Compliance with Law................................................20
    9.2.  Insurance..........................................................21
    9.3.  Maintenance of Properties..........................................21
    9.4.  Payment of Taxes and Claims........................................21
    9.5.  Corporate Existence, etc...........................................21
    9.6.  Further Assurances.................................................22
    9.7.  License Agreement..................................................22
10. NEGATIVE COVENANTS.......................................................22
    10.1. Transactions with Affiliates.......................................22
    10.2. Merger, Consolidation, etc.........................................22
    10.3. Liens..............................................................23
    10.4. Amendments to License Agreement....................................23
    10.5. Royalty Payment Coverage Ratio.....................................23
    10.6. Incurrence of Secured Indebtedness.................................24
11. EVENTS OF DEFAULT........................................................24
12. REMEDIES ON DEFAULT, ETC.................................................26
    12.1. Acceleration.......................................................26
    12.2. Other Remedies.....................................................27
    12.3. Rescission.........................................................27
    12.4. No Waivers or Election of Remedies, Expenses, etc..................28
13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................28
    13.1. Registration of Notes..............................................28
    13.2. Transfer and Exchange of Notes.....................................28
    13.3. Replacement of Notes...............................................29
14. PAYMENTS ON NOTES........................................................29
    14.1. Place of Payment...................................................29
    14.2. Home Office Payment................................................29
15. EXPENSES, ETC............................................................30
    15.1. Transaction Expenses...............................................30
    15.2. Survival...........................................................30


16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............30
17. AMENDMENT AND WAIVER.....................................................31
    17.1. Requirements.......................................................31
    17.2. Solicitation of Holders of Notes...................................31
    17.3. Binding Effect, etc................................................32
    17.4. Notes held by Company, etc.........................................32
18. NOTICES..................................................................32
19. REPRODUCTION OF DOCUMENTS................................................33
20. CONFIDENTIAL INFORMATION.................................................33
21. SUBSTITUTION OF PURCHASER................................................34
22. MISCELLANEOUS............................................................34
    22.1. Successors and Assigns.............................................34
    22.2. Payments Due on Non-Business Days..................................34
    22.3. Severability.......................................................35
    22.4. Construction.......................................................35
    22.5. Counterparts.......................................................35
    22.6. Governing Law......................................................35


    SCHEDULE A      --   INFORMATION RELATING TO PURCHASERS

    SCHEDULE B      --   DEFINED TERMS

    SCHEDULE 4.9    --   Changes in Corporate Structure

    SCHEDULE 4.10   --   Filings and Recordings

    SCHEDULE 5.4    --   Subsidiaries of the Company and
                          Ownership of Subsidiary Stock

    SCHEDULE 5.5    --   Financial Statements

    SCHEDULE 5.11   --   Patents, etc.

    SCHEDULE 5.14   --   Use of Proceeds

    SCHEDULE 5.15   --   Existing Indebtedness

    SCHEDULE 8.1    --   Amortization of the Notes

    EXHIBIT 1       --   Form of 8.50% Senior Secured Note due 2006

    EXHIBIT 2       --   Form of Security Agreement


    EXHIBIT 4.4(a)  --   Form of Opinion of Special Counsel for the
                          Company

    EXHIBIT 4.4(b)  --   Form of Opinion of Special Counsel
                          for the Purchasers


                            IGEN INTERNATIONAL, INC.
                             16020 Industrial Drive
                             Gaithersburg, MD 20877


                       8.50% Senior Secured Notes due 2006


                                                      as of March 22, 1999


TO EACH OF THE PURCHASERS LISTED IN
   THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

IGEN INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), agrees with you as follows:

AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its 8.50% Senior Secured Notes due 2006 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Notes will be secured by the Collateral, all as provided in the Security Agreement.

SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

CLOSING.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on March 22, 1999 or on such other Business Day thereafter on or prior to March 31, 1999 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2000007114036 at First Union National Bank of Maryland, Rockville, Maryland 20852, ABA number 055-003-201, Reference: for further credit to IGEN International Inc. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

REPRESENTATIONS AND WARRANTIES.

The representations and warranties of the Company in each Financing Document shall be correct when made and at the time of the Closing.

PERFORMANCE; NO DEFAULT.

The Company shall have performed and complied with all agreements and conditions contained in each Financing Document required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since December 31, 1998, that would have been prohibited by Section
10.1 or 10.6 hereof had such Sections applied since such date.

COMPLIANCE CERTIFICATES.

         (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.12 have been fulfilled.

         (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement, the Other Agreements and the other Financing Documents.

OPINIONS OF COUNSEL.

You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (A) from Cooley Godward LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (B) from Milbank, Tweed, Hadley & McCloy LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

On the date of the Closing your purchase of Notes shall (I) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (II) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (III) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

SALE OF OTHER NOTES.

Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

PAYMENT OF SPECIAL COUNSEL FEES AND OTHER FEES.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing any fees due and owing to the Collateral Agent and shall have paid the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing. In addition, all taxes due in connection with the preparation, execution, delivery, filing, recordation, registration and notarization of any Financing Document or any document furnished under or in connection with any Financing Document shall have been paid in full by the Company and you shall have received evidence thereof reasonably satisfactory to you.

PRIVATE PLACEMENT NUMBER.

A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

CHANGES IN CORPORATE STRUCTURE.

Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

FINANCING DOCUMENTS; SECURITY INTERESTS.

This Agreement and each other Financing Document shall have been duly executed and delivered by each of the parties hereto and thereto and shall be in full force and effect. In addition, you shall have received evidence reasonably satisfactory to you that the Company shall have taken all actions (including, without limitation, the making of all recordings and filings set forth in
Schedule 4.10) as may be necessary or appropriate in order to create and perfect the security interests intended to be created pursuant to the Security Agreement as first priority Liens.

LIEN SEARCHES.

The Company shall have delivered to you the results of a recent search, by a Person reasonably satisfactory to you, of the Uniform Commercial Code filings and tax and judgment Liens which may have been filed with respect to the personal property of the Company in such filing offices as you may reasonably request.

LICENSE AGREEMENT.

True and complete copies (including any amendments thereto) of the License Agreement shall have been delivered to you and the Other Purchasers and the License Agreement shall be in full force and effect.

BMG PAYMENT LETTER.

The Company shall have delivered to you, in form and substance satisfactory to you, a letter from the Company to BMG directing BMG to make all Royalty Payments directly to the Collection Account.

PROCEEDINGS AND DOCUMENTS.

All corporate and other proceedings in connection with the transactions contemplated by the Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

ORGANIZATION; POWER AND AUTHORITY.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and each other Financing Document and to perform the provisions hereof and thereof.

AUTHORIZATION, ETC.

This Agreement, the Notes and each Other Financing Document have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and each other Financing Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (I) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (II) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

DISCLOSURE.

The Company, through its agent, ING Baring Furman Selz LLC, has delivered to you and each Other Purchaser a copy of (i) an Information Memorandum, dated December, 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby and (ii) its Annual Report on Form 10-K for its fiscal year ended March 31, 1998 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 (collectively, the "SEC REPORTS"). The Memorandum and the SEC Reports, taken as a whole, fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the other Financing Documents, the Memorandum, the SEC Reports, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in the SEC Reports, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in
Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

         (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (I) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary,
    (II) of the Company's Affiliates, other than Subsidiaries, and (III) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

FINANCIAL STATEMENTS.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

The execution, delivery and performance by the Company of this Agreement, the Notes and the other Financing Documents will not (I) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Lien of the Security Agreement) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

GOVERNMENTAL AUTHORIZATIONS, ETC.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or any other Financing Document.

LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

         (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

TAXES.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (I) the amount of which is not individually or in the aggregate Material or (II) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended March 31, 1998.

TITLE TO PROPERTY; LEASES.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or any other Financing Document. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

LICENSES, PERMITS, ETC.

Except as disclosed in Schedule 5.11,

         (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

COMPLIANCE WITH ERISA.

         (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the

    Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (I) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (II) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

PRIVATE OFFERING BY THE COMPANY.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 12 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

USE OF PROCEEDS; MARGIN REGULATIONS.

The Company will apply the proceeds of the sale of the Notes as set forth in
Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

EXISTING INDEBTEDNESS; FUTURE LIENS.

         (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

FOREIGN ASSETS CONTROL REGULATIONS, ETC.

Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

STATUS UNDER CERTAIN STATUTES.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

ENVIRONMENTAL MATTERS.

Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

         (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

OWNERSHIP; SECURITY DOCUMENTS.

The Company is the sole and beneficial owner of the Collateral and no Lien exists or will exist upon such Collateral at any time, except for the security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for in the Security Agreement. The provisions of the Security Agreement are effective to create, in favor of the Collateral Agent on behalf of the Secured Parties, legal, valid and enforceable Liens on or in all of the Collateral intended to be covered thereby, and as of the date of the Closing all necessary recordings and filings will have been made in all necessary public offices (such recordings and filings being identified on Schedule 4.10) and all other necessary and appropriate action will have been taken so that the Liens created by the Security Agreement will constitute perfected Liens on or in the Collateral intended to be covered thereby, prior and superior to all other Liens, and all necessary consents, if any, to the creation, effectiveness, priority and perfection of each such Lien have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent for the benefit of the Secured Parties.

LICENSE AGREEMENT.

The Company is not in default under the License Agreement. The License Agreement constitutes a legal, valid and binding obligation of each party thereof, enforceable against such party in accordance with its terms, except as such enforceability may be limited by (I) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (II) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, except as disclosed in the Memorandum or the SEC Reports, no other party is in default under the License Agreement.

CHIEF EXECUTIVE OFFICE.

The chief place of business and chief executive office of the Company, and the office where the Company keeps its records concerning the Collateral (herein collectively called the "Records") and the original copies of the License Agreement, is 16020 Industrial Drive, Gaithersburg, MD 20877.

YEAR 2000.

The Company and each of its Subsidiaries has adopted a plan (the "YEAR 2000 PLAN") which adequately addresses, in the reasonable judgment of senior management of the Company, the operational and financial issues ("YEAR 2000 ISSUES") arising from data in the management information and computer systems of the Company and its Subsidiaries respecting dates prior to, on or after January 1, 2000. The Year 2000 Plan is in process of implementation and, as a result thereof, Year 2000 Issues do not present a reasonable likelihood of resulting in a Material Adverse Effect.

REPRESENTATIONS OF THE PURCHASER.

PURCHASE FOR INVESTMENT.

You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

SOURCE OF FUNDS.

You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (I) the identity of such QPAM and (II) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d)  the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

         (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

INFORMATION AS TO COMPANY.

FINANCIAL AND BUSINESS INFORMATION.

The Company shall deliver to each holder of Notes that is an Institutional
Investor:

         (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

              (ii) consolidated statements of operations and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

         (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

              (ii) consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

              (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

              (B) a certificate of such accountants stating that they have reviewed this Agreement and the other Financing Documents and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

         (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (I) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (II) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

         (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

              (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

              (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

         (g) NOTICES PURSUANT TO LICENSE AGREEMENT -- promptly, and in any event within 5 Business Days of receipt thereof, copies of any report provided to the Company pursuant to Section 7.1 of the License Agreement; and

         (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under the Financing Documents as from time to time may be reasonably requested by any such holder of Notes.

OFFICER'S CERTIFICATE.

Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.5 and Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

INSPECTION.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

         (a) NO DEFAULT -- if no Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (b) DEFAULT -- if an Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

PAYMENT OF THE NOTES.

REQUIRED PAYMENTS.

On each Note Payment Date on and after December 10, 2000, the Company will make or cause to be made an installment payment in respect of the Notes, consisting of a payment of interest and a payment or prepayment of principal in an aggregate amount for all such payments sufficient to pay 100% of the original principal amount of the Notes, together with accrued interest thereon, by March 10, 2006 (each such installment payment of principal and interest to be in the aggregate amount of $1,721,313, subject to adjustment as provided below). Each such payment on the Notes, when paid, shall be applied first to the payment of accrued interest and the balance to payment on account of the principal thereof.
Schedule 8.1 sets forth the amortization of the Notes. Upon any prepayment of the Notes requiring a reduction in subsequent installment payments as provided in Section 8.3, the Company shall promptly revise Schedule 8.1 to incorporate any changes to such amortization as a result of such prepayment and promptly furnish such revised Schedule to the Collateral Agent and each holder of a Note.

OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

ALLOCATION OF PARTIAL PREPAYMENTS.

In the case of each partial prepayment of the Notes pursuant to this Section 8
(i) the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment and (ii) the installment payments thereafter payable thereon shall be reduced to an amount which will fully amortize the remaining aggregate principal balance thereof with interest at the rate provided for therein on a level payment basis (as to the aggregate amount of principal and interest paid on each Note Payment Date) through March 10, 2006.

MATURITY; SURRENDER, ETC.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

PURCHASE OF NOTES.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

MAKE-WHOLE AMOUNT.

The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.75% over the yield to maturity implied by (I) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Bloomberg Financial Markets page "PX1" (or such other display as may replace as Bloomberg Financial Markets page "PX1") for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (II) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and
         (2) the actively traded

         U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

         "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (I) such Called Principal into (II) the sum of the products obtained by multiplying (A) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
         (B) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

         "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:


COMPLIANCE WITH LAW.

The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

INSURANCE.

The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

MAINTENANCE OF PROPERTIES.

The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

PAYMENT OF TAXES AND CLAIMS.

The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (I) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (II) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

CORPORATE EXISTENCE, ETC.

The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

FURTHER ASSURANCES.

The Company shall take, or cause to be taken, all action required or desirable to maintain good and valid title to the Collateral and shall maintain and preserve the Liens created by the Security Agreement and the priority thereof.

LICENSE AGREEMENT.

The Company shall (i) perform and observe in all material respects all of its covenants and obligations contained in the License Agreement, (ii) take all reasonable and necessary action to prevent the termination or cancellation of the License Agreement in accordance with the terms thereof or otherwise (and in connection with the BMG Litigation (as defined in the Security Agreement) shall not take any action which could reasonably be expected to result in the termination or cancellation of the License Agreement by BMG) and (iii) promptly enforce against BMG each material covenant or obligation of the License Agreement in accordance with its terms.

NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

TRANSACTIONS WITH AFFILIATES.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

MERGER, CONSOLIDATION, ETC.

The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (I) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the other Financing Documents and
    (II) the Company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or the other Financing Documents.

LIENS.

The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien upon or with respect to any patents, patent applications or patent rights relating to or supporting the Royalty Payments now owned or hereafter acquired by the Company or any such Subsidiary, unless the Notes are contemporaneously secured equally and ratably with any and all other obligations and Indebtedness secured by such Lien pursuant to documentation reasonably satisfactory to the Required Holders and provided that, if requested by the Required Holders, the holders of the Notes shall have been provided with an opinion of counsel reasonably satisfactory to the Required Holders to the effect that such documentation is enforceable in accordance with its terms and complies with the requirements of this Section 10.3.

AMENDMENTS TO LICENSE AGREEMENT.

         (a) The Company will not enter into any amendment, modification or supplement to, or grant any waiver under the License Agreement, without the prior written consent of the Required Holders.

         (b) The Company will not terminate, or consent to any termination of, the License Agreement, without the prior written consent of all of the holders of the Notes.

ROYALTY PAYMENT COVERAGE RATIO.

         (a) The Company will not permit the Royalty Payment Coverage Ratio to be less than 1.25 to 1.00 as of the end of any four consecutive fiscal quarters of the Company.

         (b) The Company will not permit the Royalty Payment Coverage Ratio to be less than 1.00 to 1.00 as of the end of any fiscal quarter of the Company.

INCURRENCE OF SECURED INDEBTEDNESS.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Secured Indebtedness, unless on the date the Company or such Subsidiary becomes liable with respect to any such Secured Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Secured Indebtedness,

              (i)       no Default or Event of Default exists;

              (ii) the Pro Forma Royalty Payment Coverage Ratio is not less than 1.50 to 1.00;

              (iii) the Secured Indebtedness Ratio is not greater than 2.50 to 1.00; and

              (iv) the Lien pursuant to which such Secured Indebtedness shall be secured shall be created pursuant to the Security Agreement
        (as contemplated by Section 10 thereof).

For purposes of this Section 10.6, any Person extending, renewing or refunding any Secured Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

EVENTS OF DEFAULT.

An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note or any other amount due under any other Financing Document for more than five Business Days after the same becomes due and payable; or

         (c) the Company defaults in the performance of or compliance with any term contained in (i) Section 10.5 hereof or Section 4.1, 4.3, 8.2, 8.4(b) or 8.6 of the Security Agreement or (ii) Section 7.1(d) or Section 10.2, 10.3, 10.4 or 10.6 and any such default referred to in this clause (ii) is not remedied within five Business Days after the earlier of (X) a Responsible Officer obtaining actual knowledge of such default and (Y) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 11); or

         (d) the Company defaults in the performance of or compliance with any term contained herein or in any other Financing Document (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (I) a Responsible Officer obtaining actual knowledge of such default and (II) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

         (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any other Financing Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) (I) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (II) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (III) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000; or

         (g) the Company or any Subsidiary (I) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (II) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (III) makes an assignment for the benefit of its creditors,
    (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (V) is adjudicated as insolvent or to be liquidated, or (VI) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

         (j) if (I) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (II) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (III) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (IV) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (V) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (VI) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

         (k) the Security Agreement shall cease to be in full force and effect or to be effective to grant a perfected Lien to the Collateral Agent, for the benefit of the Secured Parties, on the Collateral described therein with the priority purported to be created thereby.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

REMEDIES ON DEFAULT, ETC.

ACCELERATION.

         (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph
    (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c)  If any Event of Default described in paragraph (a) or (b) of
    Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (X) all accrued and unpaid interest thereon and (Y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

OTHER REMEDIES.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

RESCISSION.

At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (A) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (B) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (C) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred on any holder of a Note by this Agreement, any Note or any other Financing Document shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

REGISTRATION OF NOTES.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

TRANSFER AND EXCHANGE OF NOTES.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

REPLACEMENT OF NOTES.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

PAYMENTS ON NOTES.

PLACE OF PAYMENT.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bankers Trust Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

HOME OFFICE PAYMENT.

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay or cause to be paid all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company and the Collateral Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

EXPENSES, ETC.

TRANSACTION EXPENSES.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you, each Other Purchaser, the Collateral Agent or holder of a Note in connection with such transactions and in connection with the preparation, negotiation and execution of the Financing Documents and the perfection of the Liens in the Collateral contemplated by the Security Agreement and in connection with any amendments, waivers or consents under or in respect of this Agreement, the other Financing Documents or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (A) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Financing Documents, or by reason of being a holder of any Note, and all reasonable expenses incurred by each holder of a Note and the Collateral Agent incurred in connection with the preservation of any Lien or realization on or pursuit of remedies with respect to any Collateral following the occurrence and during the continuance of any Default or Event of Default, and (B) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

SURVIVAL.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other Financing Documents, and the termination of this Agreement.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein and in the other Financing Documents shall survive the execution and delivery of this Agreement, the Notes and the other Financing Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

AMENDMENT AND WAIVER.

REQUIREMENTS.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (A) no amendment or waiver of any of the provisions of
Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(B) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (I) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (II) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (III) amend any of Sections 8, 9.7, 11(a), 11(b), 12, 17 or 20.

SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Financing Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

BINDING EFFECT, ETC.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note or the Collateral Agent nor any delay in exercising any rights hereunder or under any Note or under any other Financing Document shall operate as a waiver of any rights of any holder of such Note or the Collateral Agent. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

NOTES HELD BY COMPANY, ETC.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any other Financing Document, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

              (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

              (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

              (iii) if to the Collateral Agent, to its address as provided in the Security Agreement, or

              (iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

REPRODUCTION OF DOCUMENTS.

This Agreement, the other Financing Documents and all documents relating thereto, including, without limitation, (A) consents, waivers and modifications that may hereafter be executed, (B) documents received by you and the Collateral Agent at the Closing (except the Notes themselves), and (C) financial statements, certificates and other information previously or hereafter furnished to you and the Collateral Agent, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you and the Collateral Agent may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you or the Collateral Agent in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (A) was publicly known or otherwise known to you prior to the time of such disclosure, (B) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (C) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (D) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (I) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (II) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (IV) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (V) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (VI) any federal or state regulatory authority having jurisdiction over you, (VII) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio and which have been informed of the confidential nature of such information or (VIII) any other Person to which such delivery or disclosure may be (W) necessary or appropriate to effect compliance with any law, rule, regulation or order applicable to you, (X) necessary or appropriate in response to any subpoena or other legal process, (Y) necessary or appropriate in connection with any litigation to which you are a party or (z) reasonably determined by you to be necessary in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement, if an Event of Default has occurred and is continuing. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

MISCELLANEOUS.

SUCCESSORS AND ASSIGNS.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

PAYMENTS DUE ON NON-BUSINESS DAYS.

Anything in this Agreement or the Notes or any other Financing Document to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

SEVERABILITY.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

CONSTRUCTION.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

SCHEDULE B


                                  DEFINED TERMS


As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

"BMG" means Boehringer Mannheim GmbH, a German company doing business as Roche Diagnostics.

"BUSINESS DAY" means (A) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (B) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Baltimore, Maryland are required or authorized to be closed.

"CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

"CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

"CLOSING" is defined in Section 3.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"COLLATERAL" is defined in the Security Agreement.

"COLLATERAL AGENT" means Bankers Trust Company, a New York banking corporation.

"COLLECTION ACCOUNT" is defined in the Security Agreement.

"COMPANY" means IGEN International, Inc., a Delaware corporation.

"CONFIDENTIAL INFORMATION"  is defined in Section 20.

"DEBT SERVICE" means, with respect to any period, all payments of interest and principal in respect of the Notes and any other Secured Indebtedness paid or payable by the Company during such period.

"DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"DEFAULT RATE" means that rate of interest that is the greater of (I) 10.50% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (II) 2% over the rate of interest publicly announced by Bankers Trust Company in New York, New York as its "base" or "prime" rate.

"ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

"EVENT OF DEFAULT" is defined in Section 11.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FINANCING DOCUMENTS" means this Agreement, the Other Agreements, the Security Agreement and the Notes.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

"GOVERNMENTAL AUTHORITY"  means

         (a)  the government of

              (i) the United States of America or any State or other political subdivision thereof, or

              (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (I) for the purchase or payment of such indebtedness or obligation, or (II) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

"HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

"HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

"INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f)  Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

"INSTITUTIONAL INVESTOR" means (A) any original purchaser of a Note, (B) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (C) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"LICENSE AGREEMENT" means the License and Technology Development Agreement dated as of September 23, 1992 between the Company and BMG, as in effect from time to time.

"LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

"MAKE-WHOLE AMOUNT" is defined in Section 8.6.

"MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on (A) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (B) the ability of the Company to perform its obligations under this Agreement, the Notes or any of the other Financing Documents, or (c) the validity or enforceability of this Agreement, the Notes or any of the other Financing Documents or any Lien created thereunder.

"MAXIMUM PRO FORMA DEBT SERVICE" means, on any date (and after giving effect to any Senior Indebtedness proposed to be incurred on such date), the greatest amount of Debt Service which the Company would be projected to have to pay during any period of four consecutive fiscal quarters through the maturity date of the Notes. For the purpose of the foregoing calculation, if interest payable on any Secured Indebtedness is not determinable in advance because the interest rate is not a fixed rate, such interest rate shall be assumed to be the interest rate in effect on the date of calculation plus 100 basis points.

"MEMORANDUM" is defined in Section 5.3.

"MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"NOTE PAYMENT DATE" means the 10th day of each March, June, September and December in each year.

"NOTES" is defined in Section 1.

"OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

"OTHER PURCHASERS" is defined in Section 2.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

"PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

"PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

"PRO FORMA ROYALTY PAYMENT COVERAGE RATIO" means, at any time, the ratio of (a) Royalty Payments for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such time to (b) Maximum Pro Forma Debt Service.

"PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

"REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

"RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

"ROYALTY PAYMENT COVERAGE RATIO" means, as at the last day of any fiscal quarter of the Company, the ratio of (a) Royalty Payments for the period of four consecutive fiscal quarters of the Company ending on such day to (b) Debt Service for such period; provided, however, that for the purpose of calculating the Royalty Payment Coverage Ratio for each fiscal quarter ending on or before December 31, 2000 Debt Service shall be deemed to be $6,885,252.

"ROYALTY PAYMENTS" means the net amount of all royalty payments made to the Company pursuant to the License Agreement.

"SEC REPORTS" is defined in Section 5.3.

"SECURED INDEBTEDNESS" means Indebtedness secured by Royalty Payments (including the Notes and obligations relating thereto).

"SECURED INDEBTEDNESS RATIO" means, at any time, the ratio of (a) the principal amount of all Secured Indebtedness outstanding at such time to (b) Royalty Payments for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such time.

"SECURED PARTIES" is defined in the Security Agreement.

"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

"SECURITY AGREEMENT" means the Collateral Account and Security Agreement dated as of the date hereof, substantially in the form of Exhibit 2.

"SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

"SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

"SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

"WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

EXHIBIT 1


                                 [FORM OF NOTE]


                            IGEN INTERNATIONAL, INC.

                       8.50% SENIOR SECURED NOTE DUE 2006

No. [            ]                                                   [Date]
     ------------
$[        ]                                                  PPN 449929 A* 9
  --------

FOR VALUE RECEIVED, the undersigned, IGEN INTERNATIONAL, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of
Delaware, hereby promises to pay to [              ], or registered assigns, the
principal sum of [          ] DOLLARS (or so much thereof as shall not have been
prepaid), on March 10, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (A) on the unpaid balance thereof at the rate of 8.50% per annum from the date hereof, payable on each Note Payment Date (as defined in the Note Purchase Agreements referred to below), commencing with the first such Note Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (B) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable on each Note Payment Date (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (I) 10.50% or (II) 2% over the rate of interest publicly announced by Bankers Trust Company from time to time in New York, New York as its "base" or "prime" rate.

The principal of this Note shall be payable on the each Note Payment Date on or after December 10, 2000, in equal quarterly installments of principal and interest (as more fully provided in the Note Purchase Agreements referred to below) in such amount as shall fully pay the unpaid balance of the principal amount of this Note, together with accrued interest, on March 10, 2006. Each installment of combined principal and interest shall be applied first to the payment of accrued interest and the balance to payment on account of the principal hereof.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bankers Trust Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of March 22, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (I) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (II) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is secured by, and entitled to the benefits of, the Security Agreement referred to in the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with the laws of the State of New York.


                                  IGEN INTERNATIONAL, INC.


                                  By
                                    ------------------------------------
                                    Title

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                    COLLATERAL ACCOUNT AND SECURITY AGREEMENT

                           Dated as of March 22, 1999

                                      among

                            IGEN INTERNATIONAL, INC.

                           THE PURCHASERS PARTY HERETO

                             Bankers Trust Company,
                               as Collateral Agent

                                       and

                             Bankers Trust Company,
                               as Depositary Bank




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                                PAGE
Section 1.  Definitions...........................................................................................4
         Section 1.1.  CAPITALIZED TERMS..........................................................................4
         Section 1.2.  UNIFORM COMMERCIAL CODE; INTERPRETATION....................................................6
Section 2.  COLLATERAL AGENT......................................................................................7
         Section 2.1.  APPOINTMENT AND DUTIES OF THE COLLATERAL AGENT.............................................7
         Section 2.2.  RIGHTS OF COLLATERAL AGENT.................................................................7
         Section 2.3.  INDEMNIFICATION AND FEES OF THE COLLATERAL AGENT...........................................9
         Section 2.4.  RESIGNATION OR REMOVAL OF THE COLLATERAL AGENT............................................10
         Section 2.5.  SUCCESSOR COLLATERAL AGENT................................................................11
         Section 2.6.  CONSENTS UNDER COLLATERAL DOCUMENTS.......................................................11
         Section 2.7.  DEPOSITARY BANK...........................................................................11
Section 3.  THE ACCOUNTS.........................................................................................11
         Section 3.1.  DEPOSITARY BANK; MAINTENANCE OF ACCOUNTS; LIMITED COMPANY RIGHTS..........................11
         Section 3.2.  ESTABLISHMENT OF ACCOUNTS.................................................................12
Section 4.  DEPOSITS INTO ACCOUNTS...............................................................................13
         Section 4.1.  DEPOSIT OF ROYALTY PAYMENTS, ETC..........................................................13
         Section 4.2.  NOTICE OF DEPOSITS TO COLLATERAL AGENT....................................................13
         Section 4.3.  INITIAL DEPOSIT INTO RESERVE ACCOUNT......................................................13
SECTION 5.  DISBURSEMENTS FROM ACCOUNTS..........................................................................13
         Section 5.1.  DISBURSEMENTS FROM THE COLLECTION ACCOUNT.................................................13
         Section 5.2.  DISBURSEMENTS FROM THE RESERVE ACCOUNT....................................................14
         Section 5.3.  TRANSFERS WHEN AN EVENT OF DEFAULT IS CONTINUING..........................................15
         Section 5.4.  DISPOSITION OF ACCOUNTS UPON PAYMENT OF SECURED OBLIGATIONS...............................15
Section 6.  PERMITTED INVESTMENTS................................................................................15
Section 7.  COLLATERAL...........................................................................................15
Section 8.  FURTHER ASSURANCES; REMEDIES.........................................................................16
         Section 8.1.  DELIVERY AND OTHER PERFECTION.............................................................16
         Section 8.2.  OTHER FINANCING STATEMENTS AND LIENS......................................................16
         Section 8.3.  PRESERVATION OF RIGHTS....................................................................16
         Section 8.4.  SPECIAL PROVISIONS RELATING TO LICENSE AGREEMENT..........................................16
         Section 8.5.  EVENTS OF DEFAULT, ETC....................................................................17
         Section 8.6.  REMOVALS, ETC.............................................................................18
         Section 8.7.  PRIVATE SALE..............................................................................18
         Section 8.8.  ATTORNEY-IN-FACT..........................................................................18
         Section 8.9.  PERFECTION................................................................................19
         Section 8.10.  TERMINATION OF SECURITY INTEREST.........................................................19
         Section 8.11.  EXPENSES.................................................................................19
         Section 8.12.  FURTHER ASSURANCES.......................................................................19
Section 9.  APPLICATION OF PROCEEDS..............................................................................19
Section 10.  ADDITIONAL SECURED INDEBTEDNESS.....................................................................20


Section 11.  MISCELLANEOUS.......................................................................................21
         Section 11.1.  NO WAIVER................................................................................21
         Section 11.2.  SEVERABILITY.............................................................................22
         Section 11.3.  SUCCESSORS AND ASSIGNS...................................................................22
         Section 11.4.  COUNTERPARTS.............................................................................22
         Section 11.5.  AMENDMENT, WAIVER, ETC...................................................................22
         Section 11.6.  HEADINGS.................................................................................22
         Section 11.7.  NOTICES..................................................................................22
         Section 11.8.  REINSTATEMENT............................................................................22
         Section 11.9.  TERMINATION..............................................................................22
         Section 11.10.  NO THIRD PARTY BENEFICIARIES............................................................23
         Section 11.11.  GOVERNING LAW...........................................................................23


Annex A  Form of Withdrawal Request

                    COLLATERAL ACCOUNT AND SECURITY AGREEMENT


         COLLATERAL ACCOUNT AND SECURITY AGREEMENT dated as of March 22, 1999 among IGEN INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); the institutions named on the signature pages hereof under the caption "PURCHASERS"; Bankers Trust Company, acting in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the "COLLATERAL AGENT"), and Bankers Trust Company, acting in its capacity as depositary bank for the Secured Parties (in such capacity, together with its successors and permitted assigns, the "DEPOSITARY BANK") in each case as herein provided.

         The Company has authorized the issuance of $30,000,000 aggregate principal amount of its 8.50% Senior Secured Notes due 2006 pursuant to the separate Note Purchase Agreements (collectively, as amended, restated, modified or supplemented and in effect from time to time, the "NOTE PURCHASE AGREEMENT"), each dated as of March 22, 1999, with each of the purchasers named on Schedule A thereto.

         The parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to the appointment of the Collateral Agent and various matters with respect to the Accounts and the Collateral (each as defined below).

         NOW, THEREFORE, to induce the Purchasers to enter into the Note Purchase Agreement and to purchase the Notes to be purchased by each such Purchaser, and for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto intending to be legally bound, covenant and agree as follows:

         SECTION 1. DEFINITIONS.

         SECTION 1.1. CAPITALIZED TERMS. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Note Purchase Agreement, whether specifically set forth therein or by reference to another document. In addition, as used herein the following terms shall have the following respective meanings (all terms defined in this Section 1.1 and in the other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

         "ACCOUNTS" has the meaning set forth in Section 3.2(a).

         "BMG LITIGATION" means the litigation between the Company and BMG described under the heading "BOEHRINGER MANNHEIM ('ROCHE')" in Note 3 to the Company's financial statements for the fiscal quarter ended December 31, 1998.

         "COLLATERAL" has the meaning set forth in Section 7.

         "COLLATERAL AGENT" is defined in the preamble hereto.

         "COLLATERAL DOCUMENTS" means this Agreement and all UCC financing statements required by this Agreement to be filed with respect to the Liens on personal property of the Company created pursuant hereto.

         "COLLECTION ACCOUNT" means the securities account entitled "Collection Account" maintained by and in the name of the Collateral Agent with its Corporate Trust Department at the Depositary Bank in New York, New York.

         "COMPANY" is defined in the preamble hereto.

         "DEPOSITARY BANK" is defined in the preamble hereto.

         "FUNDS" means, collectively, all Permitted Investments and all other items of property (whether investment property, financial asset, security, instrument or cash) deposited in or credited to either Account.

         "NOTEHOLDER" means the holder or holders from time to time of the Notes.

         "NOTE PURCHASE AGREEMENT" is defined in the preamble hereto.

         "PERMITTED INVESTMENTS" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P"), or from Moody's Investors Service, Inc. ("MOODY'S");

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which
    (i) has a combined capital and surplus and undivided profits of not less than $500,000,000 and (ii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) shall have been given one of the highest three ratings by at least one credit rating agency of recognized national standing in the United States of America;

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

         (e) money market mutual funds (including money market funds or money market mutual funds for which the Collateral Agent in its individual capacity or any of its Affiliates is investment manager or advisor or from which the Collateral Agent in its individual capacity or any of its Affiliates charges or collects fees and expenses for services rendered) which are rated by S&P and Moody's at the time at which the investment is made in one of its three highest long-term rating categories.

         "REQUIRED RESERVE BALANCE" means, as of any date (a) prior to the first Note Payment Date, $600,000, (b) on or after the first Note Payment Date but prior to the second Note Payment Date, $800,000, (c) on or after the second Note Payment Date but prior to the third Note Payment Date, $1,000,000, (d) on or after the third Note Payment Date but prior to the fourth Note Payment Date, $1,200,000, (e) on or after the fourth Note Payment Date but prior to the fifth Note Payment Date, $1,400,000, (f) on or after the fifth Note Payment Date but prior to the sixth Note Payment Date, $1,700,000 and (g) on or after the sixth Note Payment Date, an amount equal to the aggregate amount of (1) all payments of principal of, interest on and Make-Whole Amount, if any, payable with respect to, the Notes and (2) all other amounts payable to the Collateral Agent or any Secured Party with respect to the Secured Obligations, in the case of both of the foregoing clauses (1) and
    (2), which are due and owing on the next succeeding Note Payment Date.

         "RESERVE ACCOUNT" means the securities account entitled "Reserve Account" maintained by and in the name of the Collateral Agent with its Corporate Trust Department at the Depositary Bank in New York, New York.

         "RESERVE ACCOUNT BALANCE" means on any date an amount equal to the collected credit balance of Funds held in or credited to the Reserve Account on such date.

         "SECURED OBLIGATIONS" means (a) the principal of, interest on and Make-Whole Amount, if any, payable with respect to, the Notes and (b) all other amounts from time to time payable to the Collateral Agent or any Noteholder under the Note Purchase Agreement or any other Financing Document.

         "SECURED PARTIES" means, collectively, the Noteholders and the Collateral Agent and their respective successors and assigns.

         "UCC" means the Uniform Commercial Code of the State of New York.

         "WITHDRAWAL REQUEST" means a request substantially in the form of Annex A hereto.

         SECTION 1.2. UNIFORM COMMERCIAL CODE; INTERPRETATION. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires. Unless the context otherwise requires, any reference in this Agreement to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented, modified or replaced. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns.

         SECTION 2. COLLATERAL AGENT.

         SECTION 2.1. APPOINTMENT AND DUTIES OF THE COLLATERAL AGENT.

         (a) Each Noteholder on the date hereof, and each other Secured Party from time to time by its acceptance of the security interests granted under the Collateral Documents, hereby designates and appoints Bankers Trust Company to act on its behalf as the Collateral Agent under the Collateral Documents, and hereby authorizes the Collateral Agent to execute, deliver and perform, on behalf of each of the Secured Parties, each Collateral Document to which the Collateral Agent is or is intended to be a party and to take such actions on behalf of the Secured Parties under the provisions of such Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of each Collateral Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions or responsibilities shall be read into any Collateral Document or otherwise exist against the Collateral Agent.

         (b) The Collateral Agent will forward to each Secured Party at its last address on the records of the Collateral Agent promptly after the Collateral Agent's receipt thereof (and will use its reasonable efforts to forward within two Business Days of the receipt) a copy of each document furnished to the Collateral Agent under any Financing Document (including each Withdrawal Request).

         (c) The Collateral Agent shall deliver to the Company and each Secured Party, within five Business Days after the end of each calendar month (commencing with the calendar month in which the first deposit is made to the Collection Account), a report in reasonable detail setting forth with respect to each Account all deposits to and disbursements from such Account during such calendar month, including the date on which made, and the balances of and any investments in such Account as of the end of such calendar month. The Collateral Agent shall provide any additional information or reports relating to any such Account and the transactions therein reasonably requested in writing from time to time by the Company or any Secured Party.

         (d) The Collateral Agent hereby waives any Lien it may now have, or may subsequently acquire, in or on any Collateral other than the security interests granted under the Collateral Documents, any right to apply the Collateral against claims other than claims of the Secured Parties in respect of the security interests granted under this Agreement and any right to set off claims against such Collateral other than claims of the Secured Parties in respect of such security interests.

         SECTION 2.2.  RIGHTS OF COLLATERAL AGENT.

         (a) The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact, provided that the Collateral Agent shall be liable for any willful misconduct or gross negligence on the part of any such agents or attorneys-in-fact (other than any such agents or attorneys-in-fact retained by the Collateral Agent at the direction of, or with the prior approval of, the Required Holders).

         (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement (except for its own gross negligence or its own willful misconduct), (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Company or any other party (other than the Collateral Agent) or any representative thereof contained in the Financing Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Financing Document or for any failure of the Company or any other party (other than the Collateral Agent) to perform their respective obligations thereunder, (iii) responsible or liable in any manner whatever for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds, securities or other amounts deposited with or held by it or (iv) liable for the selection of Permitted Investments or for investment losses incurred thereon. The Collateral Agent shall have no liability in respect of losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity or the failure of the Company to provide timely written investment direction.

         (c) The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity and upon advice and statements of legal counsel, independent accountants and other experts reasonably selected by the Collateral Agent. In connection with any request of the Required Holders, the Collateral Agent shall be fully protected in relying on a certificate of any Secured Party, reasonably believed by the Collateral Agent to be signed by an authorized representative of such Secured Party, setting forth the Secured Obligations held by such Secured Party as of the date of such certificate, which certificate shall state that the person signing such certificate is an authorized representative of such Secured Party and shall state specifically which provision of this Agreement pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, in good faith on such certificate. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of this Agreement,
    (ii) if such action is not specifically provided for in this Agreement, or it shall not have received any such advice or concurrence of the Required Holders as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or the Note Purchase Agreement or is pursuant to a direction or request of the Required Holders described in 2.2(e) hereof, it shall not first be indemnified to its reasonable satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

         (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall reasonably conclude in good faith that the provisions of this Agreement relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Secured Parties, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Required Holders that the Required Holders concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Holders in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Secured Parties.

         (e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless and until the Collateral Agent has actual knowledge thereof or has received a written notice or a certificate from a Secured Party or the Company stating that an Event of Default has occurred. The Collateral Agent shall have no obligation after receiving such notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of any Financing Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that the Collateral Agent obtains actual knowledge of, or receives such a notice of, the occurrence of any Event of Default, the Collateral Agent shall give notice thereof to the Secured Parties. The Collateral Agent shall take only such action with respect to such Event of Default as so directed in writing by the Required Holders.

         SECTION 2.3.  INDEMNIFICATION AND FEES OF THE COLLATERAL AGENT.

         (a) The Company shall indemnify the Collateral Agent and its directors, officers, employees and agents from and against any and all claims, losses, liabilities, obligations, actions, judgments, suits, damages, costs, expenses and disbursements (including, without limitation, the reasonable fees, expenses and disbursements of counsel) of any kind or nature whatsoever that may at any time be incurred by the Collateral Agent (hereinafter the "INDEMNIFICATION AMOUNT") growing out of or resulting from
    (i) any Financing Document or any Collateral Document (including, without limitation, the enforcement of any Financing Document or any Collateral Document, but excluding any such claims, losses, liabilities, obligations, actions, judgments, suits, damages, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct or resulting from any action brought by a Secured Party against the Collateral Agent), (ii) any refund or adjustment of any amount paid or payable to the Collateral Agent or any Secured Party under or in respect of any Financing Document or any Collateral, or any interest thereon, which may be ordered or otherwise required by any Person, except to the extent arising out of the

    Collateral Agent's own gross negligence or its own willful misconduct, (iii) the establishment of the Accounts, the acceptance of deposits, the purchase or sale of instruments, investments or securities, the retention of cash and instruments, investments or securities or the proceeds thereof and any payment, transfer or other application of cash or instruments, investments or securities by the Collateral Agent in accordance with the provisions of this Agreement or the Note Purchase Agreement, or as may arise by reason of any act, omission or error of the Collateral Agent made in good faith in the conduct of its duties, except to the extent arising out of the Collateral Agent's own gross negligence or willful misconduct or (iv) this Agreement except to the extent arising out of the Collateral Agent's own gross negligence or its own willful misconduct. If the Company fails to pay on demand the Indemnification Amount, interest will accrue thereon at the Default Rate from the scheduled date for payment thereof until the actual date of payment and such interest shall be added to the Indemnification Amount.

         (b) The Company will pay upon demand to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of any Financing Document, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Secured Parties under any Financing Document or any Collateral Document or (iv) the failure by the Company or any other person or entity to perform or observe any of the provisions of any Financing Document.

         (c) The Company agrees to pay to the Collateral Agent an annual collateral agency fee in advance, as agreed upon in writing by the Company and the Collateral Agent, on each anniversary of the date of Closing occurring during the period commencing on the date of Closing to and including the date on which the Secured Obligations are paid in full (or on such other dates as otherwise agreed by the Company and the Collateral Agent).

         (d) The provisions of this Section 2.3 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

         SECTION 2.4. RESIGNATION OR REMOVAL OF THE COLLATERAL AGENT. The Collateral Agent may resign upon not less than 30 days' prior written notice to the Secured Parties and the Company and may be removed at any time with or without cause by the Required Holders, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 2.4. If the Collateral Agent shall resign or be removed, then the Required Holders shall (and if no such successor shall have been appointed within 60 days of the Collateral Agent's resignation or removal, the Collateral Agent may or may petition a court of competent jurisdiction to) appoint a successor agent for the Secured Parties, which successor agent shall (i) be a bank or trust company that has an office in New York, New York and that has a combined capital and surplus of at least $500,000,000 and (ii) unless a Default or Event of Default has occurred and is continuing, be reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent" and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the Collateral Agent resigning or being removed shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. After any retiring Collateral Agent's resignation or removal hereunder, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent.

         SECTION 2.5. SUCCESSOR COLLATERAL AGENT. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder, provided that corporation satisfies the eligibility requirements specified in clause (i) of Section 2.4, without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

         SECTION 2.6. CONSENTS UNDER COLLATERAL DOCUMENTS. Without the prior written consent of the Required Holders, the Collateral Agent will not consent to any amendment, restatement, modification, supplement or waiver under any of the Collateral Documents, PROVIDED that, without the prior consent of each Secured Party, the Collateral Agent shall not (except as provided herein), (i) consent to the release of any Collateral or otherwise terminate any Lien hereunder, (ii) agree to additional obligations being secured by such Lien (other than as contemplated by Section 10 hereof) or (iii) alter the relative priorities of the obligations entitled to the benefits of the Liens created hereunder, except that no such consent shall be required, and the Collateral Agent is hereby authorized, to consent to the release of any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Holders have consented.

         SECTION 2.7. DEPOSITARY BANK. The Depositary Bank shall be entitled to the same rights, privileges and immunities as the Collateral Agent in connection with its duties and obligations hereunder.

         SECTION 3. THE ACCOUNTS.

         SECTION 3.1. DEPOSITARY BANK; MAINTENANCE OF ACCOUNTS; LIMITED COMPANY RIGHTS.

         (a) DEPOSITARY BANK. For all purposes of this Agreement, any reference herein to an application or disposition of Funds held in or credited to either Account by the Collateral Agent shall be deemed to refer to an application or disposition of such Funds by the Depositary Bank, and the Collateral Agent agrees that it will cause the Depositary Bank to make all applications and dispositions of Funds held in or credited to either Account at such times and in such amounts as is required by the terms of this Agreement.

         (b) ACCEPTANCE OF PAYMENT ON MAINTENANCE OF ACCOUNTS. The Collateral Agent hereby agrees to cause to be accepted by the Depositary Bank and the Depositary Bank hereby agrees to accept all Funds to be delivered to or held by the Collateral Agent pursuant to the terms of this Agreement. The Company shall maintain the Accounts at the Depositary Bank during the term of this Agreement. The Collateral Agent and the Depositary Bank hereby agree that the Funds held in or credited to the Accounts shall be treated as "financial assets" (as defined in Section 8-102(a)(9) of the UCC).

         (c) LIMITED COMPANY RIGHTS. The Company shall not have any rights against or to Funds held in or credited to the Accounts, as third party beneficiary or otherwise, except the right to receive monies held in the Accounts as permitted by Paragraph THIRD of Section 5.1 or to direct the investment of Funds held in or credited to the Accounts as permitted by
    Section 6. Except as expressly provided in this Agreement, in no event shall any Permitted Investments deposited in or credited to any Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent that the foregoing have been specially indorsed to the Collateral Agent or in blank.

         (d) ENTITLEMENT ORDERS. The Depositary Bank shall comply solely with "entitlement orders" (within the meaning of Section 8-102(a)(8) of the UCC) relating to any financial asset held in any Account without further consent by the Company. Each of the Company and the Depositary Bank hereby represents that it has not entered into, and hereby agrees that until the payment in full of the Secured Obligations, it shall not enter into, any agreement with any other Person (other than the Collateral Agent) relating to the Accounts (or any Funds deposited therein or credited thereto) pursuant to which the Depositary Bank has agreed or would agree, as the case may be, to comply with entitlement orders made by such Person. Each of the Company and the Depositary Bank hereby represents that it has not entered into any other agreement with the Company or any other Person purporting to limit or condition the obligation of the Collateral Agent or the Depositary Bank to comply with entitlement orders as set forth in this Section 3.1(d).

         SECTION 3.2.  ESTABLISHMENT OF ACCOUNTS.

         (a) The Collateral Agent will, prior to the date of Closing, establish with the Depositary Bank the following special, segregated securities accounts (the "ACCOUNTS"; each such Account being a "securities account" as such term is defined in Section 8-501(a) of the UCC)) in the name of the Collateral Agent, which shall be maintained at all times until the termination of this Agreement:

              1.   the Collection Account; and
              2.   the Reserve Account.

         (b) The Depositary Bank represents that the Accounts have been established on the books and records of the Corporate Trust Department of the Depositary Bank and that each such Account is a "securities account" (as defined in section 8-501(a) of the UCC) in respect of which the Depositary Bank is a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) and the Collateral Agent is the "entitlement holder" (as defined in
    Section 8-102(a)(7) of the UCC). The Depositary Bank represents that the "securities intermediary's jurisdiction"" (within the meaning of Section 8-110(e) of the UCC) of the Depositary Bank with respect to the

    Accounts is the State of New York.

         (c) The account numbers of the Accounts established by, and in the name of, the Collateral Agent will be notified by the Collateral Agent to the Company and each Secured Party promptly upon the establishment thereof.

         (d) All Funds from time to time deposited in or credited to each Account shall be held in the name of the Collateral Agent for the benefit of the Secured Parties in the custody of the Collateral Agent for the purposes and on the terms set forth in this Agreement. All such Funds shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Company until applied as hereinafter provided.

         SECTION 4. DEPOSITS INTO ACCOUNTS.

         SECTION 4.1. DEPOSIT OF ROYALTY PAYMENTS, ETC. All (i) Royalty Payments payable to or for the benefit of the Company under the License Agreement and
(ii) all other amounts specified in Sections 7(c) and 7(d) shall be paid directly to, and any such amounts received by the Company shall be deposited by the Company with, on the day of receipt of such amounts, the Collateral Agent on behalf of the Secured Parties for deposit in the Collection Account.

         SECTION 4.2. NOTICE OF DEPOSITS TO COLLATERAL AGENT. Promptly after obtaining knowledge that the Collateral Agent will receive funds for deposit into the Collection Account, the Company shall notify the Collateral Agent that the Collateral Agent will be receiving such funds and the approximate date of such deposit and will specify the source of such funds.

         SECTION 4.3. INITIAL DEPOSIT INTO RESERVE ACCOUNT. On the date of Closing, the Company shall cause $600,000 to be deposited into the Reserve Account.

         SECTION 5. DISBURSEMENTS FROM ACCOUNTS.

         SECTION 5.1. DISBURSEMENTS FROM THE COLLECTION ACCOUNT. On each Note Payment Date, the Collateral Agent shall withdraw Funds from the Collection Account for application in the following order of priority (such withdrawals to be made not later than 11:00 a.m. (New York time) on such Note Payment Date and only to the extent Funds are available therefor in the Collection Account):

         FIRST, the Collateral Agent shall make pro rata payments of principal of, interest on, and the Make-Whole Amount, if any, owing in respect of, the Notes and all other Secured Obligations then due and owing;

         SECOND, if the Reserve Account Balance is less than the Required Reserve Balance as of such Note Payment Date, the Collateral Agent shall transfer to the Reserve Account an amount of Funds equal to such deficiency; and

         THIRD, if (x) no Default or Event of Default has occurred and is continuing and (y) the Royalty Payment Coverage Ratio is equal to or greater than 1.25 to 1.00 as of the end of the fiscal quarter of the Company ending on or immediately preceding such Note Payment Date (as certified in the applicable Withdrawal Request), the Collateral Agent shall transfer the balance, if any, of Funds held in or credited to the Collection Account to the Company.

Not later than two Business Days prior to each Note Payment Date, the Company shall provide the Collateral Agent with a Withdrawal Request specifying the information needed to enable the Collateral Agent to calculate the amount of Funds to be withdrawn from the Collection Account and applied in accordance with this Section 5.1. Notwithstanding anything in this Section 5.1 to the contrary, if the Company fails to deliver a Withdrawal Request for the transfer of funds under this Section 5.1, the Collateral Agent is authorized upon the written instructions of the Required Holders to make withdrawals from the Collection Account for application in accordance with Paragraphs FIRST and SECOND above.

         SECTION 5.2. DISBURSEMENTS FROM THE RESERVE ACCOUNT.

         (a) On each Note Payment Date, if the aggregate amount of Funds transferred by the Collateral Agent pursuant to Paragraph FIRST of Section
    5.1 on such Note Payment Date is less than the aggregate amount of principal of, interest on, and Make-Whole Amount, if any, payable in respect of, the Notes and all other Secured Obligations due and owing as of such Note Payment Date (prior to giving effect to such transfer), the Collateral Agent shall withdraw Funds from the Reserve Account (such withdrawals to be made not later than 11:00 a.m. (New York time) on such Note Payment Date and only to the extent funds are available therefor) in an amount equal to such deficiency and shall transfer such Funds to the applicable Secured Parties.

         (b) On each Note Payment Date, in the event (after giving effect to the transfers referred to above) the Reserve Account Balance exceeds the Required Reserve Balance, the Collateral Agent shall withdraw from the Reserve Account and deposit in the Collection Account the amount of Funds equal to such excess.

         SECTION 5.3. TRANSFERS WHEN AN EVENT OF DEFAULT IS CONTINUING. Upon receipt by the Collateral Agent of written notice that an Event of Default has occurred and is continuing, the Collateral Agent shall make transfers from the Accounts in accordance with Section 9.

         SECTION 5.4. DISPOSITION OF ACCOUNTS UPON PAYMENT OF SECURED OBLIGATIONS. Upon final indefeasible payment in full of the Secured Obligations, the Collateral Agent shall hold all Funds held in or credited to the Accounts to the order of the Company or as otherwise required by applicable law.

         SECTION 6. PERMITTED INVESTMENTS. Upon the request of the Company, the Collateral Agent shall invest and reinvest any Funds held in or credited to either Account from time to time in Permitted Investments as instructed by the Company; PROVIDED, that (a) if the Company fails to so instruct the Collateral Agent or upon the occurrence and continuance of an Event of Default, the Collateral Agent shall invest and reinvest such Funds in Permitted Investments of the type described in clause (e) of the definition of such term or as otherwise directed by the Required Holders and (b) the maturity of any Permitted Investment shall not exceed 270 days (or, in the case of any Permitted Investment held in or credited to the Collection Account, the maturity thereof shall not extend beyond the Business Day immediately preceding the Note Payment Date next succeeding the date of acquisition thereof). Earnings on Permitted Investments held in or credited to each Account shall be deposited in such Account for application as provided for herein. All such investments and reinvestments shall be held in the name, and shall be under the sole dominion and control, of the Collateral Agent. All Funds held in or credited to either Account that are invested in a Permitted Investment are deemed to be held in such Account for all purposes of this Agreement. The Collateral Agent shall have no liability for any loss in investment of Funds held in or credited to either Account invested in Permitted Investments.

         SECTION 7. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, the Company hereby pledges, hypothecates, assigns, and transfers to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a security interest in, all of the Company's right, title and interest in, to and under the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "COLLATERAL"):

         (a) each Account and all Funds held in or credited to each thereof;

         (b) all cash, investments and securities at any time on deposit in any Account, including all income or gain earned thereon and any proceeds thereof;

         (c) all Royalty Payments and all rights of the Company to receive moneys due and to become due under or pursuant to the License Agreement with respect thereto;

         (d) the proceeds of any judgments, settlements or other payments in connection with the BMG Litigation or any other litigation, arbitration or other legal proceeding relating to the Royalty Payments; and

         (e) without limiting the provisions of the preceding clauses of this
    Section 7, all proceeds, products, accessions, benefits, substitutions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 7.

         SECTION 8. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 7, the Company hereby agrees with each Secured Party as follows:

         SECTION 8.1. DELIVERY AND OTHER PERFECTION. The Company shall:

         (a) give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

         (b) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

         (c) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to (i) inspect and make abstracts from its books and records pertaining to the Collateral and (ii) be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require.

         SECTION 8.2. OTHER FINANCING STATEMENTS AND LIENS. The Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

         SECTION 8.3. PRESERVATION OF RIGHTS. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

         SECTION 8.4. SPECIAL PROVISIONS RELATING TO LICENSE AGREEMENT.

         (a) Anything herein to the contrary notwithstanding, the Company shall remain liable to perform all of its duties and obligations under the License Agreement and in respect of the Collateral to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent or any other Secured Party of any of the rights and remedies hereunder shall not release the Company from any of its duties or obligations under the License Agreement or in respect of the Collateral. Neither the Collateral Agent nor any of the other Secured Parties shall have any obligation or liability under the License Agreement or otherwise in respect of the Collateral by reason of this Agreement or be obligated to perform any of the obligations or duties of the Company under the License Agreement or otherwise in respect of the Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

         (b) The Company will at all times maintain instructions with BMG directing BMG to make all Royalty Payments directly to the Collection Account.

         (c) If the Company fails to perform any agreement contained herein, the Collateral Agent may, with reasonable notice to the Company, itself perform, or cause the performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company and shall be Secured Obligations to the Collateral Agent secured under Section 7.

         SECTION 8.5. EVENTS OF DEFAULT, ETC.During the period during which an Event of Default shall have occurred and be continuing:

              (i) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise reasonably modify the terms of, any of the Collateral;

              (ii) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

              (iii) the Collateral Agent may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

              (iv) the Collateral Agent may, upon 10 Business Days' prior notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released; and the Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

              (v) The Collateral Agent's and any Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent or such Secured Party deals with similar property for its own account. None of the Collateral Agent or the Secured Parties, nor their respective directors, officers, employees, or agents, shall be liable to the Company for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The rights of the Collateral Agent and the Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent or any Secured Party of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto.

         The proceeds of each collection or other disposition under this Section
8.5 shall be applied in accordance with Section 9.

         SECTION 8.6. REMOVALS, ETC.Without at least 30 days' prior notice to the Collateral Agent, the Company shall not (a) maintain any of its Records at any office or maintain its principal place of business at any place other than at the address specified in Section 5.21 of the Note Purchase Agreement or (b) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

         SECTION 8.7. PRIVATE SALE.The Collateral Agent and the other Secured Parties, respectively, shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale, pursuant to Section 8.5, conducted in a commercially reasonable manner. The Company hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

         SECTION 8.8. ATTORNEY-IN-FACT.Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 8 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power, with reasonable notice to the Company, to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         SECTION 8.9. PERFECTION.Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Collateral Agent in form for filing such financing statements and other documents in such offices as the Collateral Agent may reasonably request to perfect the security interests granted by Section 3 of this Agreement. The Company hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Company where permitted by law.

         SECTION 8.10. TERMINATION OF SECURITY INTEREST.When all Secured Obligations shall have been finally and indefeasibly paid in full, the security interest created by this Agreement shall terminate and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

         SECTION 8.11. EXPENSES.The Company agrees to reimburse each of the Secured Parties and the Collateral Agent for all costs and expenses of the Secured Parties and the Collateral Agent (including, without limitation, the fees and expenses of legal counsel) in connection with (a) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Collateral Agent of any obligation that the Company has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (iii) judicial or regulatory proceedings, (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (v) enforcement proceedings hereunder in respect of the Collateral and (b) the enforcement of this Section 8.11, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 7.

         SECTION 8.12. FURTHER ASSURANCES.The Company agrees that, from time to time upon the request of the Collateral Agent, the Company will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effectuate the purposes of this Agreement.

         SECTION 9. APPLICATION OF PROCEEDS.After an Event of Default has occurred and is continuing, except as otherwise expressly provided herein, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to any Collateral Document, and any Funds held in or credited to the Accounts and cash at the time held by the Collateral Agent under this Section 9 shall be distributed by the Collateral Agent at the times specified in the following order of priority:

         FIRST, to the Collateral Agent in an amount equal to (a) the cost of any indemnity to be provided to the Collateral Agent in respect of the enforcement of any of the rights of the Collateral Agent or other Secured Parties under the Collateral Documents and (b) the fees and expenses of the Collateral Agent then due and owing;

         SECOND, to the Secured Parties in an amount equal to the fees and expenses (including counsel fees and expenses) of the Secured Parties in respect of the enforcement of any of the rights of the Secured Parties under the Financing Documents to the extent permitted by such documents;

         THIRD, to the Noteholders in an amount equal to the unpaid interest on the Notes, whether or not then due and owing and, in case such proceeds shall be insufficient to pay in full such interest, then to the payment thereof ratably (without priority of any one over any other) in proportion to the unpaid amounts thereof on the relevant date;

         FOURTH, to the Noteholders in an amount equal to the unpaid principal of the Notes whether or not then due and owing and, in case such proceeds shall be insufficient to pay in full such principal, then to the payment thereof ratably (without priority of any one over any other) in proportion to the unpaid amounts thereof on the relevant date;

         FIFTH, to the Secured Parties in an amount equal to all other Secured Obligations due such Secured Parties under the Financing Documents and, in case such proceeds shall be insufficient to pay in full such Secured Obligations, then to the payment thereof ratably (without priority of any one over any other) in proportion to the unpaid amounts thereof on the relevant date; and

         SIXTH, after payment in full of all Secured Obligations, any surplus then remaining shall be transferred to the Company or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

As used in this Section 9, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any such amounts received under any reorganization, liquidation, or adjustment of debt of the Company.

         SECTION 10. ADDITIONAL SECURED INDEBTEDNESS.If the Company shall at any time desire to incur any additional Secured Indebtedness in compliance with the provisions of Section 10.6 of the Note Purchase Agreement, the Company shall give written notice thereof to the Collateral Agent and the other Secured Parties, and any such notice shall include calculations in reasonable detail demonstrating that the incurrence of such Indebtedness (on the proposed date of issuance thereof) will comply with the requirements of Section 10.6 of the Note Purchase Agreement. Upon receipt of any such notice, the Collateral Agent and the Secured Parties agree to execute and deliver such further instruments (including an amendment to this Agreement) and do such other acts and things as may be reasonably required to cause the Lien created by this Agreement to equally and ratably secure the obligations of the Company in respect of such additional Secured Indebtedness.

         SECTION 11. MISCELLANEOUS.

         SECTION 11.1. NO WAIVER.No failure on the part of the Collateral Agent to exercise, no course of dealing and no delay in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any right, power or remedy under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 11.2. SEVERABILITY.Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.3. SUCCESSORS AND ASSIGNS.This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns hereunder and, in addition, shall inure to the benefit of and be enforceable by all Secured Parties from time to time; provided, however, that the Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Required Holders.

         SECTION 11.4. COUNTERPARTS.This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 11.5. AMENDMENT, WAIVER, ETC.No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent, the Required Holders and the Company, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given (PROVIDED that (i) no amendment, modification or waiver shall, unless by an instrument signed by all of the Secured Parties or by the Collateral Agent acting with the consent of all of the Secured Parties, amend or waive Sections 2.3, 5 or 9 or this Section 11.5).

         SECTION 11.6. HEADINGS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         SECTION 11.7. NOTICES.All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 18 of the Note Purchase Agreement or, if to the Collateral Agent or the Depositary Bank, at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party, and in any case, shall be deemed to have been given at the times specified in said Section 18.

         SECTION 11.8. REINSTATEMENT.This Agreement and any Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must otherwise be restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company shall indemnify the Collateral Agent and each other Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Collateral Agent or such other Secured Party in connection with such rescission or restoration.

         SECTION 11.9. TERMINATION.

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


         This Agreement shall remain in full force and effect until all Secured Obligations shall have been finally and indefeasibly paid in full. The provisions of Section 2.3 shall survive any termination of this Agreement.

         SECTION 11.10. NO THIRD PARTY BENEFICIARIES. The agreements of the parties hereto are solely for the benefit of the Company, the Collateral Agent and the Secured Parties, and no Person (other than the Secured Parties and their successors and permitted assigns hereunder) shall have any rights hereunder.

         SECTION 11.11. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the law of the State of New York (excluding choice of law principles of the law of such State that would require the application of the law of a jurisdiction other than such State).





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


         IN WITNESS WHEREOF, the Company, each Purchaser, the Collateral Agent and the Depositary Bank have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.


                                  IGEN INTERNATIONAL, INC.


                                  By:
                                     --------------------------------
                                     Title:

                                  BANKERS TRUST COMPANY,
                                  as Collateral Agent


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  Address for Notices:

                                  Bankers Trust Company
                                  Corporate Trust & Agency Services
                                  Four Albany Street
                                  10th Floor
                                  New York, New York 10006
                                  Telephone No.: 212-250-6137
                                  Facsimile No.:  212-250-6439
                                  Attention: Structured Finance

                                  BANKERS TRUST COMPANY,
                                    as Depositary Bank

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  Address for Notices:

                                  Bankers Trust Company
                                  Corporate Trust & Agency Services
                                  Four Albany Street
                                  10th Floor
                                  New York, New York 10006
                                  Telephone No.: 212-250-6137
                                  Facsimile No.:  212-250-6439
                                  Attention: Structured Finance


                                      24